UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, First Foundation Inc. (the “Company”) announced that James Britton has been appointed to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of August 14, 2023 (the “Start Date”). Mr. Britton will also serve as the principal financial officer and principal accounting officer of the Company and the Chief Financial Officer of the Company’s wholly-owned subsidiary, First Foundation Bank (the “Bank”), effective as of the Start Date. Amy Djou, who has served as Interim Chief Financial Officer of the Company and the Bank since November 18, 2022, will continue to serve in that role until the Start Date and will serve as Senior Vice President, Chief Accounting Officer and Deputy Chief Financial Officer of the Bank thereafter.

Mr. Britton, 46, previously served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Texas Security Bankshares, Inc. and its wholly-owned subsidiary, Texas Security Bank, from March 2022 to August 2023, where he was corporate secretary and directed the bank’s finance, accounting, technology, facilities, and treasury sales functions as well as several operation units. Prior to joining Texas Security Bankshares, Inc. and Texas Security Bank, Mr. Britton served as Executive Vice President, Director of Corporate Finance and Director of Investor Relations for Texas Capital Bank (Nasdaq: TCBI), where from September 2013 to March 2022 he oversaw several functions, including strategic and financial planning, financial forecasting, and stress testing, as well as investor communications. He served as Group Vice President, Capital Adequacy and Stress Testing for SunTrust Bank with responsibility for capital management, capital adequacy and stress testing from June 2006 to September 2013. Mr. Britton began his career in Andersen Consulting’s/Accenture’s consulting practice supporting a range of clients before moving to banking.

In connection with Mr. Britton’s appointment as Executive Vice President and Chief Financial Officer, Mr. Britton will receive a signing bonus of $50,000 and an annual base salary of $390,000, subject to annual review, and will be eligible to participate in the executive incentive compensation program. Mr. Britton may also participate in the other benefit programs of the Company and the Bank available to executive employees generally. Subject to the approval of the Company’s compensation committee, Mr. Britton will be granted 12,000 restricted stock units under the Company’s 2015 Equity Incentive Plan, which will vest in three equal annual installments beginning on the one-year anniversary of the grant date, in each case subject to Mr. Britton’s continuous service.

The Company expects to enter into an employment agreement with Mr. Britton documenting the foregoing terms of employment. The Company also expects to enter into a Change in Control Severance Compensation Agreement with Mr. Britton, which will provide that if he is terminated without cause or quits for good reason (such as involuntary changes to his authority or responsibilities, compensation, eligibility for participation in bonus and employee benefit plans or relocation of work location) in connection with a change in control of the Company, then he will be eligible to receive the following severance compensation in lieu of severance benefits that could be provided under his employment agreement: (a) two times the sum of (1) his annual base salary as then in effect and (2) the maximum bonus compensation that he could have earned under any bonus or incentive compensation plan in which he was then participating, if any; (b) acceleration of the vesting of any unvested stock options or restricted stock awards; and (c) continued participation for Mr. Britton and his family members in medical, dental, vision, disability, and life insurance plans and programs through the end of the second calendar year following the calendar year of the termination. Receipt of the listed severance benefits will be conditioned on Mr. Britton executing documentation that releases the Company and its affiliates from all legal claims.

There are no arrangements or understandings between Mr. Britton and any other persons pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Britton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 3, 2023, the Company issued a press release announcing the appointment of Mr. Britton as Executive Vice President and Chief Financial Officer, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company previously announced its intention to pay, subject to regulatory approval, a cash dividend of $0.02 per share. After consulting with banking regulators, the Company confirms that a cash dividend of $0.02 per share will be paid on August 17, 2023, to common shareholders of record as of August 7, 2023 as previously announced.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: August 3, 2023	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
President and Chief Executive Officer